SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 2, 2005

Ciphergen Biosystems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle

Fremont, CA 94555

(Address of principal executive offices)

(510) 505-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On December 2, 2005, the Nasdaq Listings Qualification Department (“Nasdaq”) notified Ciphergen Biosystems, Inc. (the “Company”) that the Company has failed to comply with the continued listing requirements of The Nasdaq National Market because the market value of the Company’s listed securities has fallen below $50,000,000 for 10 consecutive business days (pursuant to Rule 4450(b)(1)(A) of the Nasdaq Marketplace Rules).  Pursuant to Nasdaq Marketplace Rule 4450(e)(4), the Company was provided a period of 30 calendar days, or until January 3, 2006, to regain compliance.

The December 2, 2005 notice is in addition to the Nasdaq notice disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on November 16, 2005.  The Company will be appealing Nasdaq’s delisting determination at a hearing before the Nasdaq Listing Qualifications Panel, which is currently scheduled for December 8, 2005.

Item 7.01                                             Regulation FD Disclosure

On December 6, 2005 the Company issued a press release regarding the receipt of a deficiency notification from Nasdaq and a class action complaint for federal securities laws violations.  A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.                                          Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ciphergen Biosystems, Inc. on December 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: December 7, 2005	By:	/S/ WILLIAM E. RICH
William E. Rich
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Ciphergen Biosystems, Inc. on December 6, 2005